EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of USA Therapy, Inc. (the “Company”) on Form 10-K for the period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 6, 2010

/s/ Kathy Kestler

Kathy Kestler

Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to USA Therapy, Inc. and will be retained by USA Therapy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.